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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-85648; 333-71974; 333-58474 and 333-82529),
Form S-4 (File Nos. 333-40646 and 333-78219) and Form S-8 (File Nos. 333-56117,
333-52536, 333-45629 and 333-78219) of Raytheon Company of our report dated January 21, 2003, except as to the eighth paragraph in Note H as to which the date is February 14, 2003, except as to the information in Note T as to which the date is February 24, 2003, and except as to the second, fifth and tenth paragraphs and all of the tables in Note B as to which the date is March 20, 2003, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 21, 2003

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